EXHIBIT 23.2

THE LAW OFFICE OF

CONRAD C. LYSIAK

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, De Beira Goldfields Inc.

DATED this 22nd day of May 2007.

Yours truly,

/s/ CONRAD C. LYSIAK

Conrad C. Lysiak